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                                                                    EXHIBIT (23)












INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in Registration Statements No. 33-82818, No. 33-82992 and 333-71519 of Cold Metal Products, Inc. on Form S-8 of our report dated May 12, 2000, appearing in this Annual Report on Form 10-K of Cold Metal Products, Inc. for the year ended March 31, 2000.





Cleveland, Ohio
June 26, 2000